Exhibit 99.1

DATALINK REPORTS 2014 FOURTH QUARTER AND YEAR-END OPERATING RESULTS

12-Month Revenues Up 6.1%, Including 16% Increase in Professional Services Revenues;

Record Results in Line with Guidance

EDEN PRAIRIE, Minn., February 18, 2015 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its fourth quarter and the year ended December 31, 2014.  Revenues for the quarter ended December 31, 2014, increased 7.5% to a record $186.4 million compared to $173.4 million for the quarter ended December 31, 2013.  On a GAAP basis, the company reported net earnings of $3.7 million or $0.16 per diluted share for the fourth quarter ended December 31, 2014.  This compares to net earnings of $5.2 million or $0.24 per diluted share in the fourth quarter of 2013.  The company’s results for the quarter and year ended December 31, 2014, include the results of operations from the acquisition of Bear Data Solutions, Inc. (“Bear”) on October 19, 2014. Bear contributed approximately $16.0 million in revenues in the fourth quarter of 2014 and lost $0.07 per diluted share on a GAAP basis.

Revenues for the year ended December 31, 2014, increased 6.1% to a record $630.2 million compared to $594.2 million for the year ended December 31, 2013, and 3.4% without the revenues from the acquisition of Bear. On a GAAP basis, the company reported net earnings of $11.1 million or $0.50 per diluted share for the year ended December 31, 2014, $0.57 per diluted share excluding the acquisition of Bear. This compares to net earnings of $10.0 million or $0.52 per diluted share in 2013.

Non-GAAP Results

Non-GAAP net earnings for the fourth quarter of 2014 were $6.4 million, or $0.28 per diluted share, and $7.3 million or $0.33 per diluted share excluding the acquisition of Bear, compared to $7.4 million, or $0.33 per diluted share, in the fourth quarter of 2013.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

Fourth-quarter and year-end highlights include:

•                  Record Q4 revenues of $170.4 million (excluding Bear revenues), in line with the $165 million to $175 million guidance issued last October.

•                  A 13% year-over-year increase in total services revenues to a record $249.8 million in 2014.

•                  A 16% increase in professional services revenues to a record $52.4 million or 8.3% of revenues, compared to $45.2 million or 7.6% of revenues in 2013, driven in part by steady expansion of advanced services designed to support complex data center needs ranging from cloud-related projects to data center relocation.

•                  Continued growth in converged data center infrastructure sales, average customer spend and customers who did over $1 million of business with the company.

•                  A #47 ranking on CRN’s list of top 500 technology integrators as well as recognition as one of only 26 companies to earn CRN’s new Triple Crown award for placing on the publication’s 2014 Solution Provider 500, Fast Growth 150 and Tech Elite 250 lists.

•                  Top NetApp ranking in FlexPod and Clustered Data ONTAP sales in the Americas, based on revenues during NetApp’s 2014 fiscal year, reflecting Datalink’s success in selling Cisco/NetApp converged infrastructure to assist customers in IT modernization.

•                  The acquisition of San Francisco-based Bear Data Solutions, Inc. in October 2014, quadrupling Datalink’s West Coast revenue base, as well as adding more than 1,000 new midmarket and enterprise customers and expanding Datalink’s Cisco expertise into strategic new areas.

Fourth-quarter revenues from the Bear acquisition were less than expected, primarily because of delayed shipments of several large orders. As a result, Datalink entered 2015 with over $16.5 million of Bear-related backlog that is expected to be booked in the first quarter.

“Our fourth-quarter and year-end 2014 performance demonstrates our strong progress in transitioning from our roots as a storage VAR to becoming a full-service data center provider,” said Paul Lidsky, Datalink president and CEO. “Our continued growth, as well as the steady increase in higher-margin service revenues and customer wallet share, are directly related to the diversification of our product and services portfolio to address the full spectrum of data center challenges faced by businesses today.”

Outlook

Datalink projects revenues of $175.0 million to $185.0 million for the first quarter of 2015, approximately $30.0 million of which will come from the Bear acquisition, compared to $139.6 million for the first quarter of 2014.  This represents an increase in expected revenues of between 25% and 33%, based on the company’s current backlog, sales pipeline, and historical trends.  The company expects first quarter 2014 net earnings to be between $0.05 and $0.10 per diluted share on a GAAP basis, and net earnings of between $0.14 and $0.19 per diluted share on a non-GAAP basis.  This compares to net earnings of $0.01 per diluted share and $0.06 per diluted share on a GAAP and non-GAAP basis, respectively, for the same period in 2014.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments to deferred revenue and costs, integration and transaction costs related to acquisitions, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $0.09 per diluted share for the first quarter of 2015.

Conference Call and Webcast Today

Datalink will hold a conference call shortly afterward at 4:00 p.m. Central Time during which time Datalink president and chief executive officer, Paul Lidsky, and chief financial officer, Greg Barnum, will discuss company results and provide a business overview.  Participants can access the conference call by dialing (866) 953-6860.  Participants will be asked to identify the Datalink conference call and provide the designated identification number (75380487).  A live webcast of the conference call can be accessed here or via Datalink’s investor relations website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs.  Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support.  Datalink solutions span virtualization and consolidation, data storage and protection, advanced network infrastructures, business continuity, and cloud enablement. Each delivers measurable performance gains and maximizes the business value of IT.  For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including (i) the anticipated timing of the acquisition, (ii) the expected impact of the acquisition on Datalink, (iii) Datalink’s plans with respect to the acquired business and (iv) our internal projections of certain anticipated 2015 results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, many of which are included under “Risk Factors” in our annual report on Form 10-K for our year ended December 31, 2013, including, but not limited to: the level of continuing demand for data center solutions and services including the effects of current economic and credit conditions and the ability of organizations to outsource data center infrastructure-related services to service providers such as us; the migration of organizations to virtualized server environments, including using a private cloud computing infrastructure; the extent to which customers deploy disk-based backup recovery solutions; the realization of the expected trends identified for advanced network infrastructures; reliance by manufacturers on their data service partners to integrate their specialized products; continued preferred status with certain principal suppliers; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; our ability to hire and retain key technical and sales personnel; continued productivity of our sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; success of the implementation of our enterprise resource planning system; risks associated with integrating completed and future acquisitions (including a failure of anticipated synergies to materialize); the ability to execute our acquisition strategy; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Furthermore, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure you that we can grow or maintain our revenue and backlog from current levels.  Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our most recent filing on Form 10-K filed with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions, severance costs and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Investors & Analysts

Greg Barnum

Vice President and CFO

Phone:  952-279-4816

Email:  gbarnum@datalink.com

Investor Relations

Kim Payne

Investor Relations Coordinator

Phone:  952-279-4794

Fax:      952-944-7869

Email:  einvestor@datalink.com

Email:  einvestor@datalink.com

DATALINK CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net sales:
Products	$117,975	$111,553	$380,631	$373,008
Services	68,399	61,815	249,605	221,176
Total net sales	186,374	173,368	630,236	594,184

Cost of sales:
Cost of products	94,395	85,752	300,852	291,671
Cost of services	52,450	46,957	192,557	168,655
Total cost of sales	146,845	132,709	493,409	460,326
Gross profit	39,529	40,659	136,827	133,858
Operating expenses:
Sales and marketing	16,403	17,551	61,877	60,842
General and administrative	6,275	4,948	22,271	20,729
Engineering	7,507	7,126	29,128	27,536
Integration and transaction costs	626	15	626	95
Amortization of intangibles	2,346	1,671	6,428	7,251
Total operating expenses	33,157	31,311	120,330	116,453
Earnings from operations	6,372	9,348	16,497	17,405
Gain on settlement related to StraTech acquisition	—	(611)	877	(611)
Interest income	63	22	278	76
Interest/other expense, net	(73)	(3)	(274)	(183)
Earnings before income taxes	6,362	8,756	17,378	16,687
Income tax expense	2,692	3,531	6,297	6,642
Net earnings	$3,670	$5,225	$11,081	$10,045

Earnings per common share:
Basic	$0.17	$0.24	$0.51	$0.53
Diluted	$0.16	$0.24	$0.50	$0.52
Weighted average common shares outstanding:
Basic	21,723	21,516	21,598	19,078
Diluted	22,327	22,152	22,039	19,493

DATALINK CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$27,725	$24,871
Short term investments	22,994	51,214
Accounts receivable, net	171,531	130,380
Net working capital receivable from acquisition	741	—
Lease receivable	2,482	866
Inventories, net	5,447	4,120
Current deferred customer support contract costs	106,497	89,304
Inventories shipped but not installed	20,035	16,000
Income tax receivable	4,194	—
Other current assets	3,563	1,279
Total current assets	365,209	318,034
Property and equipment, net	7,244	6,722
Goodwill	48,016	37,780
Finite-lived intangibles, net	16,603	13,509
Deferred customer support contract costs non-current	58,484	49,044
Deferred tax asset	5,660	7,116
Long term lease receivable	4,016	510
Other assets	759	393
Total assets	$505,991	$433,108

Liabilities and Stockholders’ Equity
Current liabilities
Floor plan line of credit	$27,656	$19,977
Accounts payable	86,266	60,421
Lease payable	2,319	409
Accrued commissions	5,334	7,133
Accrued sales and use tax	4,117	2,067
Accrued expenses, other	7,730	8,033
Income tax payable	—	11,586
Deferred tax liability	1,982	1,694
Customer deposits	3,325	4,240
Current deferred revenue from customer support contracts	131,061	110,567
Other current liabilities	746	187
Total current liabilities	270,536	226,314
Deferred revenue from customer support contracts non-current	70,663	59,576
Long-term lease payable	3,278	466
Other liabilities non-current	828	956
Total liabilities	345,305	287,312

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 22,876,753 and 22,785,422 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	23	23
Additional paid-in capital	115,047	111,239
Retained earnings	45,616	34,534
Total stockholders’ equity	160,686	145,796
Total liabilities and stockholders’ equity	$505,991	$433,108

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Earnings from operations on a GAAP basis	$6,372	$9,348	$16,497	$17,405
GAAP operating margin	3.4%	5.4%	2.6%	2.9%

Non-GAAP Adjustments:
Purchase accounting adjustment to StraTech deferred revenue and cost, net	26	66	170	1,051
Total gross margin adjustments	26	66	170	1,051

Stock based compensation expense included in sales and marketing	405	285	1,113	1,228
Stock based compensation expense included in general and administrative	543	396	1,867	1,672
Stock based compensation expense included in engineering	374	450	1,061	1,149
Integration and transaction costs	626	15	626	95
Amortization of intangible assets	2,346	1,671	6,428	7,251
Total operating expense adjustments	4,294	2,817	11,095	11,395

Non-GAAP earnings from operations	10,692	12,231	27,762	29,851
Non-GAAP operating margin	5.7%	7.1%	4.4%	5.0%

Interest income (expense), net	(10)	19	4	(107)
Income tax expense impact including Non-GAAP items	4,326	4,876	11,245	11,838

Non-GAAP net earnings	$6,356	$7,374	$16,521	$17,906

Non-GAAP net earnings per share - Basic	$0.29	$0.34	$0.76	$0.94
Non-GAAP net earnings per share - Diluted	$0.28	$0.33	$0.75	$0.92

Shares used in non-GAAP per share calculation - Basic	21,723	21,516	21,598	19,078
Shares used in non-GAAP per share calculation - Diluted	22,327	22,152	22,039	19,493

DATALINK CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2014	2013

Cash flows from operating activities:
Net earnings	$11,081	$10,045
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Change in fair value of trading securities	5	(187)
Provision (benefit) for bad debts	(152)	115
Depreciation	2,667	2,102
Amortization of finite lived intangibles	6,428	7,251
Loss (gain) on settlement related to StraTech acquisition	(877)	611
Deferred income taxes	(1,278)	(9,985)
Stock based compensation expense	4,041	4,049
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable and lease receivable, net	(30,471)	12,909
Inventories	(4,587)	(8,782)
Deferred costs/revenues/customer deposits, net	4,033	7,630
Accounts payable and lease payable	13,150	(23,420)
Accrued expenses	(3,588)	(814)
Income tax payable (receivable)	(15,780)	14,016
Other	(1,962)	(270)
Net cash provided by (used in) operating activities	(17,290)	15,270

Cash flows from investing activities:
Sales and maturities of trading securities	108,292	—
Purchases of trading securities	(80,077)	(51,027)
Purchases of property and equipment	(2,213)	(2,742)
Payment for acquisitions, net of cash acquired	(12,707)	—
Net cash provided by (used in) investing activities	13,295	(53,769)

Cash flows from financing activities:
Net borrowings (payments) under line of credit	—	(6,000)
Proceeds (payments) from floorplan line of credit	7,679	19,977
Proceeds from stock offering	—	39,021
Excess tax from stock compensation	817	885
Proceeds from issuance of common stock from option exercise	88	252
Tax withholding payments reimbursed by restricted stock	(1,735)	(1,080)
Net cash provided by financing activities	6,849	53,055

Increase in cash and cash equivalents	2,854	14,556
Cash and cash equivalents, beginning of period	24,871	10,315
Cash and cash equivalents, end of period	$27,725	$24,871

Supplemental cash flow information:
Cash paid for income taxes	$22,579	$1,738
Cash received for income tax refunds	$99	$11
Cash paid for interest expense	$278	$154

Supplemental non-cash investing and financing activities:
Non-cash stock issued as consideration for acquisition	$1,474	$—
Non-cash stock received for settlement of StraTech acquisition	$—	$2,647